EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Majestic Star Casino, LLC, The Majestic Star Casino Capital Corp., and Majestic Star Casino Capital Corp. II (collectively, the “Registrant”) for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Don H. Barden, President and Chief Executive Officer of the Registrant, and Jon S. Bennett, Senior Vice President, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: August 14, 2009

/s/ Don H. Barden
Don H. Barden
President and Chief Executive Officer
The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II

/s/ Jon S. Bennett_
Jon S. Bennett
Senior Vice President, Chief Financial Officer and Treasurer
The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
Majestic Star Casino Capital Corp. II